                                  SCHEDULE "A"

NEITHER THIS WARRANT NOR THE SECURITIES THAT MAY BE PURCHASED PURSUANT TO THIS WARRANT HAVE BEEN REGISTERED WITH OR APPROVED BY THE UNITED STATES SECURITIES AND EXCHANGE COMMISSION UNDER THE SECURITIES ACT OF 1933 OR THE SECURITIES LAWS OF ANY STATE. THIS WARRANT AND THE SECURITIES THAT MAY BE PURCHASED PURSUANT TO THIS WARRANT ARE BEING OFFERED AND SOLD IN RELIANCE UPON CERTAIN EXEMPTIONS AFFORDED BY SUCH ACTS AND MAY NOT BE SOLD OR TRANSFERRED IN THE ABSENCE OF AN ELECTIVE REGISTRATION STATEMENT UNDER SUCH ACTS OR AN OPINION OF COUNSEL ACCEPTABLE TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED.



70,000 Share Purchase Warrants                                    Warrant No. 2



                      MEDICAL POLYMERS TECHNOLOGIES, INC.

                            STOCK PURCHASE WARRANT

     THIS IS TO CERTIFY THAT PARRIS H. HOLMES, JR. is entitled to purchase at any time or from time to time after the date hereof 35,000 post-consolidated shares of common stock with a $0.01 par value at a Purchase Price of $0.50 (U.S.) per share if purchased prior to 5:00 p.m., Austin Time, on December 6, 1997 and at a price of $1.00 (U.S.) per share if purchased after 5:00 p.m. Austin Time on December 6, 1997 and prior to 5:00 p.m. Austin Time on December 6, 1998. On the date hereof, each two warrants represented herein are equal to one share post-consolidated of the common stock with a $0.01 par value, of Medical Polymers Technologies, Inc., a Delaware corporation (the "Company"), subject to adjustment pursuant to Section 6 of the Warrant Agreement (defined below). This Warrant is issued pursuant to a Warrant Agreement dated as of December 6, 1996 (the "Warrant Agreement"), between the Company and certain subscribers, and all rights of the holder of this Warrant are subject to the terms and provisions of the Warrant Agreement, copies of which are available to inspection at the offices of the Company.

     TRANSFER OF THIS WARRANT IS RESTRICTED AS PROVIDED IN THE WARRANT
AGREEMENT.

     THE WARRANTS REPRESENTED BY THIS WARRANT CERTIFICATE AND ANY SHARES ACQUIRED UPON THE EXERCISE THEREOF ARE SUBJECT TO A

HOLD PERIOD AND MAY NOT BE TRADED IN BRITISH COLUMBIA UNTIL THE EXPIRY OF THE HOLD PERIOD EXCEPT AS PERMITTED BY THE SECURITIES ACT (BRITISH COLUMBIA) AND REGULATIONS MADE UNDER THE ACT.

     IN WITNESS WHEREOF, the Company has caused this Warrant to be executed and its corporate seal to be hereunto affixed in Austin, Texas by its proper corporate officers thereunto duly authorized as of this 6th day of December, 1996.

                                             MEDICAL POLYMERS TECHNOLOGIES, INC.


                                             By: /s/ LEE COOKE
                                                 -------------------------------
                                                     Lee Cooke,
                                                     Chairman




                                             PACIFIC CORPORATE TRUST COMPANY

                                             By:


                                             /s/ SIGNED PCTC
                                             -----------------------------------
                                             Authorized Signatory

                              FORM OF SUBSCRIPTION
                  (To be signed only upon exercise of Warrant)




TO U.S. MEDICAL SYSTEMS, INC.



     The undersigned, the holder of the within Warrant, hereby irrevocably elects to exercise the purchase right represented by such Warrant for, and to purchase thereunder, 35,000 Units to purchase Underlying Securities of U.S. Medical Systems, Inc. and herewith makes payment of $ 26,250 therefor, and requests that the certificate or certificates for such shares be issued in the name of and delivered to the undersigned.




Dated: January 29, 1998



/s/ PARRIS H. HOLMES, JR.
-----------------------------------
Parris H. Holmes, Jr.



7411 John Smith Drive. Ste 200
-----------------------------------



San Antonio, Texas 78229
-----------------------------------
(Address)








-------------------
*Insert here the number of Units called for on the face of the Warrant, without making any adjustment for additional Common Stock, Preferred Stock or any other stock or other securities or property or cash which, pursuant to the adjustment provisions of the Warrant Agreement pursuant to which the Warrant was granted, may be deliverable upon exercise.